          As filed with the Securities and Exchange Commission on April 13, 2000
                                                      Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  LYCOS, INC.
             (Exact Name of Registrant as specified in its charter)

           Delaware                                04-3277338
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

                             400-2 Totten Pond Road
                               WALTHAM, MA 02451
              (Address of Principal Executive Offices) (Zip Code)

                     -------------------------------------

                          VALENT SOFTWARE CORPORATION
                     1998 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the plans)

                     -------------------------------------

                                Robert J. Davis
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                C/O LYCOS, INC.
                             400-2 TOTTEN POND ROAD
                               WALTHAM, MA 02451
               (Name and Address of Agent for Service of Process)

                                 (781) 370-2700
         (Telephone Number, Including Area Code, of Agent For Service)

                     -------------------------------------

                                    Copy to:

                            KENNETH D. GORDON, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               HIGH STREET TOWER
                                125 HIGH STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

===============================================================================

                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                                              Proposed       Proposed
                                                              Maximum        Maximum
                                                              Offering      Aggregate
Title of Securities                        Amount to be      Price Per       Offering           Amount of
to be Registered                            Registered        Share(1)       Price(1)      Registration Fee(1)

-------------------------------------------------------------------------------------------------------------------

VALENT SOFTWARE CORPORATION
1998 STOCK OPTION/STOCK ISSUANCE PLAN
Common Stock (par value $.01 per share)

-------------------------------------------------------------------------------------------------------------------
Options Granted
                                                4,749         $ 0.79        $  3,752             $ 1
                                                2,143         $ 0.95        $  2,036             $ 1
                                                1,899         $ 1.58        $  3,001             $ 1
                                               14,244         $ 3.16        $ 45,012             $12
                                               10,763         $ 3.95        $ 42,514             $12
                                                6,331         $23.69        $149,982             $40

TOTAL:                                         40,129                       $246,297             $66(1)
------------------------------------------------------------------------------------------------------------------

(1) Based on options to purchase 40,129 shares of Lycos Common Stock outstanding as of April 12, 2000 under the Valent Software Corporation 1998 Stock Option/Stock Issuance Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the estimated registration fee have been computed upon the basis of the price at which the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

  The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

  The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     Lycos hereby incorporates by reference the documents listed in (a) through
(c) below. In addition, all documents filed by Lycos pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

(a) Lycos' annual report on Form 10-K for the fiscal year-ended July 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b) All other reports filed pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since July 31, 1999.

(c) The description of Lycos' Common Stock that is contained in the Registration Statement filed by Lycos on February 23, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     As permitted under the Delaware General Corporation Law, the Company's Amended and Restated By-laws provide for indemnification of Lycos' directors and officers for liabilities and expenses that they may incur in such capacities.
In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lycos, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful. Lycos has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of Lycos also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Lycos. Lycos has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of Lycos in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

Item 8.  Exhibits.
         --------

Exhibit No.                                      Description of Exhibit
---------------  ---------------------------------------------------------------------------------------
            5.1  Opinion of Testa, Hurwitz & Thibeault, LLP
           23.1  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
           23.2  Consent of KPMG LLP
           24.1  Power of Attorney (included as part of the signature page of this Registration
                 Statement)


Item 9.  Undertakings.
         -------------

     (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  The undersigned Registrant hereby undertakes (x) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (y) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham in the State of North Carolina, on this 13th day of April, 2000.

                                    LYCOS, INC.


                                    By:         /s/Robert J. Davis
                                       -------------------------------------
                                       Robert J. Davis
                                       President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of Lycos, Inc., hereby severally constitute and appoint Robert J. Davis and Edward M. Philip, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Lycos, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                                    TITLE                                   DATE
/s/ Robert J. Davis                 President and Chief Executive Officer                  April 13, 2000
---------------------------------   (Principal Executive Officer)
Robert J. Davis

/s/ Edward M. Philip                Chief Operating Officer, Chief Financial Officer       April 13, 2000
---------------------------------   and Secretary
Edward M. Philip                    (Principal Financial and Accounting Officer)

/s/ John M. Connors, Jr.            Director                                               April 13, 2000
---------------------------------
John M. Connors, Jr.

/s/ David J. Nova                   Director                                               April 13, 2000
---------------------------------
David J. Nova

/s/ Richard H. Sabot                Director                                               April 13, 2000
---------------------------------
Robert H. Sabot

/s/ Peter Lund                      Director                                               April 13, 2000
---------------------------------
Peter Lund

                               INDEX TO EXHIBITS

Exhibit No.                                            Description
---------------  ----------------------------------------------------------------------------------------

        5.1      Opinion of Testa, Hurwitz & Thibeault, LLP
       23.1      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
       23.2      Consent of KPMG LLP
       24.1      Power of Attorney (included as part of the signature page to this Registration
                 Statement)